ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 10th day of February, 2006 (the “Effective Date”), by and between National City Bank of Pennsylvania, a national banking association (“Seller”), and Axion Battery Products, Inc., a Pennsylvania corporation (“Buyer”).

RECITALS:

WHEREAS, pursuant to a Commercial Note dated June 4, 1997 (as may have been amended, modified or supplemented from time to time, the “Note”), Seller has made certain loans (the “Loans”) to New Castle Battery Manufacturing Company, a Pennsylvania corporation (the “Company”);

WHEREAS, the Loans were secured by a security interest in all of the Company’s Inventory, Chattel Paper, Accounts, Equipment and General Intangibles and other Collateral in accordance with, and as such terms are defined in, that certain Commercial Security Agreement between the Company and Seller, dated as of November 24, 2002 (the “Security Agreement”, and together with the Note and Loan Agreement, collectively, the “Loan Documents”);

WHEREAS, Seller has advised Buyer that the Company is in default under the Loan Documents, that Seller has taken, or will take, possession of the Collateral and that Seller is entitled to sell the Assets (as defined below) at a private sale pursuant to Section 9-610 of the Uniform Commercial Code as in effect in Pennsylvania, 13 PA CONS. STAT. ANN. § 1101, et seq. (the “UCC”); and

WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase, the Assets all on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises, representations and warranties contained in this Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE I -  PURCHASE AND SALE

1.1  Purchase and Sale. On the terms and subject to the conditions contained in this Agreement, on the Closing Date (as defined below), Buyer shall purchase from Seller, and Seller shall sell to Buyer, all of the Company’s rights, title and interest in and to all of the assets subject to Seller’s security interest (excluding Accounts, but including, by way of example only and not limitation, the property listed on Exhibit “A” hereto) (the “Assets”) free and clear of any lien, security interest, charge, pledge or encumbrance, except only for the encumbrances listed on Exhibit "B" attached hereto ("Permitted Encumbrances").

1.2  No Liabilities. Pursuant to UCC § 9617(a) and this Agreement, the transfer of the Assets to Buyer, at the Closing, will transfer all of the Company’s rights in the Assets, discharge the security interest of Seller in the Assets and discharge any other security interest or lien in the Assets that was subordinate to Seller’s security interest. By acquiring the Assets, Buyer assumes no liability of any nature or kind whatsoever, other than the obligation to pay the Purchase Price in accordance with Section 1.3 below.

1.3   Purchase Price.

(a)  The purchase price for the Assets (the “Purchase Price”) shall be Eight Hundred Thousand Dollars ($800,000). Except as otherwise provided in the Escrow Agreement, the Purchase Price shall be paid by bank check or wire transfer as hereinafter provided.

(b)  Seller acknowledges that Buyer has previously paid to Seller a deposit of $105,000, which deposit Seller shall apply to the Purchase Price at the Closing, and which deposit will be refundable only as provided in Section 8.1(b) hereof.

(c)  Contemporaneous with the signing of this Agreement, the parties, together with the Escrow Agent named therein, shall enter into an Escrow Agreement, on terms and conditions mutually satisfactory to the parties, providing for the escrow and subsequent payment to Seller (or refund to Buyer) of $90,000 of the Purchase Price.

ARTICLE II -  CLOSING

2.1  Time, Date and Place. The closing of the purchase and sale of the Assets and the other transactions contemplated by this Agreement (the“Closing”) shall take place at the offices of Klett Rooney Lieber & Schorling, 40th Floor, One Oxford Centre, Pittsburgh, PA 15219, or such other place as the parties may agree. The Closing shall be held on a mutually convenient date and time as soon as practicable after all conditions to closing have been satisfied in accordance with Article VII, but no later than February 14, 2006 (such date is referred to throughout this Agreement as the “Closing Date”) unless this Agreement is earlier terminated in accordance with Article VIII.

2.2  Closing Costs And Due Diligence. All expenses incurred by Seller or Buyer with respect to the consummation of the transaction contemplated by this Agreement are to be borne and paid exclusively by the party incurring same.

ARTICLE III -  DELIVERIES AT THE CLOSING

3.1  Deliveries by Seller. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing Seller shall deliver to Buyer the following:

(a) a bill of sale executed by Seller for all of the Assets in a form to be mutually agreed to by the parties;

(b) a duly executed counterpart of the Escrow Agreement;

(c) an amendment or amendments (form UCC-3), in suitable form for filing in all applicable filing offices, to all financing statements filed by Seller against the Company confirming the discharge of Seller’s security interest in the Assets, together with confirmation that all such amendments have been filed, or will be filed contemporaneous with the Closing;

(d) such other deeds, bills of sale, assignments, certificates of title, transfer statements, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in a form to be to mutually agreed upon by the parties and executed by Seller; and

(e)  a certificate executed by Seller as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2.

3.2  Deliveries by Buyer. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing Buyer shall deliver to Seller the following:

(a) Six Hundred Five Thousand dollars ($605,000) by bank check or wire transfer to an account specified by Seller in writing to Buyer at least one (1) business day prior to the Closing Date;

(b) a duly executed counterpart of the Escrow Agreement, together with evidence that Buyer has delivered the balance of the Purchase Price ($90,000) to Escrow Agent to be held and disbursed in accordance with the Escrow Agreement;

(c) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.1; and

(d)  a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other documents relating to the transactions being consummated at the Closing.

ARTICLE IV -  REPRESENTATIONS AND WARRANTIES OF SELLER

4.1  Seller represents and warrants to Buyer as of the date hereof:

(a) Seller is a national banking association duly organized, validly existing, and in good standing under the laws of the United States, with full corporate power and authority to carry on its business as currently conducted.

(b)  (i) This Agreement and the Escrow Agreement constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver, and carry out the transactions contemplated by, this Agreement and the Escrow Agreement.

(ii) Neither the execution and delivery of this Agreement or the Escrow Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement or the Escrow Agreement, will directly or indirectly (with or without the passage of time): breach any provision of the charter or bylaws of Seller; breach or give any governmental body or other person the right to challenge the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any law or order to which Seller or any of the Assets may be subject; contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Seller or that otherwise relates to the Assets; breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract by which Seller is bound; or result in the imposition or creation of any encumbrance upon or with respect to any of the Assets.

(iii) Except for the notices referenced in Section 7.2 below, Seller is not required to give any notice or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

(c) Seller has a duly perfected, first priority, valid and enforceable security interest in the Assets. The sale by Seller under this Agreement has been, and will be as of the Closing, conducted in compliance with and satisfaction of any applicable requirements of the Loan Documents and the UCC, and will transfer to Buyer good and transferable title to the Assets free and clear of any lien or encumbrance of any kind, except only for the Permitted Encumbrances. The Company is in default under the Loan Documents and the amount owed by the Company to Seller under the Loan Documents, as of the date of this Agreement, is not less than the Purchase Price.

(d) There is no litigation, claim or administrative action, nor any order, decree or judgment, in progress or pending, or, to the knowledge of Seller, threatened, against or relating to Seller, to Seller’s knowledge, no facts or circumstances exist which would reasonably be expected to give rise to litigation, claims or administrative actions which would prevent, restrain or affect Seller’s ability to perform the transaction contemplated by this Agreement.

ARTICLE V -  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

5.1  Buyer represents and warrants to Seller as of the date hereof:

(a)  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to conduct its business as it is now conducted.

(b)  This Agreement and the Escrow Agreement constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations under this Agreement and such action has been duly authorized by all necessary corporate action.

(c)  Neither the execution and delivery of this Agreement or the Escrow Agreement by Buyer, nor the consummation or performance of any of the transactions contemplated by this Agreement or the Escrow Agreement directly or indirectly (with or without the passage of time): will give any person the right to prevent, delay or otherwise interfere with any of the transactions contemplated hereby pursuant to: any provision of Buyer’s charter or bylaws; any resolution adopted by the board of directors of Buyer; any provision of any law, statute, rule, regulation or executive order to which Buyer or any of its assets or properties is subject; any contract to which Buyer is a party or by which Buyer may be bound; or any judgment, order, writ or decree of any court or administrative body applicable to Buyer or any of its assets or properties.

(d)  There is no litigation, claim or administrative action, nor any order, decree or judgment, in progress or pending, or, to the knowledge of Buyer, threatened, against or relating to Buyer and, to Buyer’s knowledge, no facts or circumstances exist which would reasonably be expected to give rise to litigation, claims or administrative actions which would prevent, restrain or affect Buyer’s ability to perform the transaction contemplated by this Agreement.

(e) Buyer is not and will not be required to give any notice or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VI -  DUE DILIGENCE AND NO WARRANTIES

6.1  Access and Investigation. Prior to the Closing and upon reasonable notice to it, Seller shall afford to the officers, attorneys, accountants or other authorized representatives of Buyer reasonable access during normal business hours to the Assets, so as to afford Buyer an opportunity to make, at its sole cost and expense, such review, examination and investigation as Buyer may reasonably desire to make of the Assets. Buyer acknowledges and agrees that Seller has never operated the Company or any business using the Assets. Therefore, Seller cannot, and will not, provide Buyer with any information about the business of the Company, the value of the Assets, or their usefulness in, or adequacy for, carrying on any business.

6.2 Disclaimer of Warranties; “AS-IS” Conveyance.

(i)  BUYER ACKNOWLEDGES TO, AND AGREES WITH, SELLER THAT BUYER IS PURCHASING THE ASSETS IN AN “AS IS - WHERE IS” CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND OR NATURE FROM SELLER EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. Buyer acknowledges that Buyer has not relied, and is not relying, upon any information, document, sales brochure, due diligence/property information package or other literature, map or sketch, projection, pro forma statement, representation, guarantee or warranty (whether express or implied, or oral or written, material or immaterial) that may have been given by or made by or on behalf of or omitted by the Seller, its agents, representatives, consultants and/or attorneys with respect to (i) the quality, nature, adequacy or physical condition of the Assets; (ii) the development potential of the Assets for any particular purpose; (iii) the Assets’ or their operation’s compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi governmental entity; or (iv) the Assets’ or their operation’s compliance with any applicable labor laws.

(ii)  BUYER ACKNOWLEDGES TO, AND AGREES WITH, SELLER THAT, WITH RESPECT TO THE ASSETS AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT AND DOES NOT AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF TITLE, POSSESSION, QUIET ENJOYMENT, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE ASSETS OR WITH RESPECT TO COMPLIANCE OF THE ASSETS WITH ANY ENVIRONMENTAL PROTECTION OR POLLUTION LAW, RULE OR REGULATION, ORDER OR REQUIREMENT, INCLUDING BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE.

(iii)  Except with respect to any specific obligations of Seller under this Agreement or the Escrow Agreement, Buyer does hereby release, and forever discharge Seller, its employees, representatives, agents, sub-agents, successors, assigns and attorneys from any and all claims for damages and other causes of action at law or equity for injury, destruction, loss or damage of any kind or character, to the person or property of Buyer and Buyer’s employees, agents and representatives arising out of, or in any way relating to, any of the matters referred to in this Section 6.2 as not being the responsibility of Seller.

(iv)  Except as otherwise set forth in the Escrow Agreement, Buyer acknowledges Seller shall not be obligated to pay, either prior to or after the Closing, any sums or perform any work with respect to any portion of the Assets for any reason whatsoever.

ARTICLE VII -  CLOSING CONDITIONS

7.1  Seller’s Conditions to Closing. Seller’s obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

(a)  All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

(b)  All of the covenants and obligations that Buyer is required to perform or comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

(c)  Every consent which Buyer needs to obtain in order to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect. Copies of all such consents shall have been delivered to Seller prior to the Closing.

(d)  Buyer shall have delivered to Seller a certificate of an officer of Buyer dated the Closing Date certifying that all conditions set forth in Section 7.2 have been satisfied or waived.

(e) There shall not be in effect any law or regulation or any injunction or other order that (i) prohibits the consummation of the transactions contemplated hereby and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

7.2  Buyer’s Conditions to Closing. Buyer’s obligation to purchase the Assets and take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

(a)  All of Seller’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the of the Closing as if then made.

(b)  All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

(c)  Every action which Seller needs to take in order to consummate the transactions contemplated by this Agreement shall have been taken or completed (including the lapse of any notice, grace or cure period) and shall be in full force and effect, including, but not limited to, declaring a default under its Loan Documents, taking possession of the Assets, notifying all parties entitled to notice under the UCC regarding this Agreement or any of the transactions contemplated by this Agreement, and, if necessary, obtaining from the Company or any guarantor a waiver of any right of redemption under UCC § 9623 or otherwise. Copies of all notices, demands and all other authenticated records, documents or instruments relating to the foregoing shall have been delivered by Seller to Buyer prior to Closing.

(d)  Seller shall have delivered to Buyer a certificate of an officer or Seller dated the Closing Date certifying that all conditions set forth in Section 7.1 have been satisfied or waived.

(e)  There shall not be in effect any law or regulation or any injunction or other order that (i) prohibits the consummation of the transactions contemplated hereby and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

ARTICLE VIII -  TERMINATION

8.1  By written notice given prior to or at the Closing, this Agreement may be terminated as follows:

(a)  by mutual consent of Buyer and Seller;

(b)  by Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived by Buyer. If Buyer validly terminates this Agreement pursuant to this Section 8.1(b), Seller shall return the $105,000 in deposits paid pursuant to Section 1.3 of this Agreement unless the Buyer is in material breach of this Agreement;

(c)  by Seller if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Seller; OR

(d)  by either party if the Closing has not occurred on or before February 10, 2006 or such later date as the parties may agree upon, unless the terminating party is in material breach of this Agreement.

8.2  Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 8.2 will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the nonterminating party or because one or more conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE IX -  ADDITIONAL COVENANTS

9.1 The parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall execute and deliver to each other such other documents and do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

ARTICLE X -  MISCELLANEOUS

10.1   Neither party may assign any of its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.2  All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to Buyer, to:
Thomas G. Granville, CEO
Axion Battery Products, Inc.
c/o William E. Kelleher, Jr., Esq.
Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, PA 15222

with a copy (which shall not constitute notice), to:
Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, PA 15222
Attention: William E. Kelleher, Jr., Esq.

If to Seller, to:
National City Bank of Pennsylvania
20 Stanwix Street
Pittsburgh, PA 15222
Attention: Edward Kitchen

with a copy (which shall not constitute notice), to:
Klett Rooney Lieber & Schorling
40th Floor, One Oxford Centre
Pittsburgh, PA 15219-6498
Attention: James D. Newell, Esq.

10.3  This Agreement, together with the Escrow Agreement, supersedes all prior agreements, whether oral or written, between the parties with respect to the subject matter hereof and constitutes (along with the other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parts with respect to the subject matter hereof. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party to be charged with the amendment.

10.4  Any proceeding arising out of or relating to this Agreement or any transaction contemplated hereunder may be brought in the courts of the Commonwealth of Pennsylvania, County of Allegheny, or if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard or determined only in such court and agrees not to bring any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereunder in any other court.

10.5  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.6  The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

10.7  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.8  This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts-of-laws principles that would require the application of any other law.

10.9  Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto (except for any permitted successors or assigns).

SIGNATURES CONTAINED ON NEXT PAGE

11

SIGNATURE PAGE FOR ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed by the duly authorized officer or manager of each of the parties as of the Effective Date.

BUYER:

AXION BATTERY PRODUCTS, INC.

By:

Name:

Title:

SELLER:

NATIONAL CITY BANK OF PENNSYLVANIA

By:

Name:

Title:

1041771_3